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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


                                                Jurisdiction in
          Name                                  which Incorporated
          ----                                  ------------------

HARTMARX CORPORATION (Registrant)..................... Delaware
     Direct Route Marketing Corporation............... New Hampshire
     Hart Schaffner & Marx............................ New York
          American Apparel Brands, Inc................ New York
          National Clothing Company, Inc.............. New York
          Winchester Clothing Company................. Kentucky
     Hickey-Freeman Co., Inc.......................... New York
     International Women's Apparel, Inc............... Texas
     Jaymar-Ruby, Inc. (d/b/a Trans-Apparel Group).... Indiana
          Anniston Sportswear Corporation............. Indiana
               E-Town Sportswear Corporation.......... Kentucky
               Rector Sportswear Corporation.......... Arkansas
          Biltwell Company, Inc....................... Missouri
     Men's Quality Brands, Inc........................ New York
     M. Wile & Company, Inc. (d/b/a Intercontinental
       Branded Apparel)............................... New York
          Intercontinental Apparel, Inc............... Delaware
     Novapparel, Inc.................................. Delaware
     Plaid Clothing Company, Inc...................... Delaware
     Roberts International Corporation................ Illinois
          Robert Comstock Apparel, Inc................ Delaware
     Universal Design Group, Ltd...................... New York
     ----------------------------------------------------------

     The names of 31 subsidiaries are omitted, as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Registrant owns, directly or indirectly, 100% of the voting securities of both the named and unnamed subsidiaries, except for Robert Comstock Apparel, Inc., which is owned 50.1% by a wholly-owned subsidiary of the Registrant. All of the above subsidiaries (including unnamed subsidiaries) are included in the consolidated financial statements of the Registrant and its subsidiaries.